Exhibit (g)(14)

FIRST AMENDMENT TO THE

EXCHANGE LISTED FUNDS TRUST

ETF CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature page (the “Effective Date”), to the ETF Custody Agreement dated as of March 3, 2026 (the “Agreement”), is entered into by and between EXCHANGE LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to reflect the following name changes:

•	xETFs NVDA Daily Income ETF (f/k/a xETFs NVDA DailyYield ETF)
•	xETFs TSLA Daily Income ETF (f/k/a xETFs TSLA DailyYield ETF)

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following fund:

•	xETFs BMNR Daily Income ETF
•	xETFs COIN Daily Income ETF
•	xETFs HOOD Daily Income ETF
•	xETFs MSTR Daily Income ETF
•	xETFs PLTR Daily Income ETF

WHEREAS, Section 15.03 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

EXCHANGE LISTED FUNDS TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Richard Malinowski	By:	/s/ Gregory Farley
Name:	Richard Malinowski	Name:	Gregory Farley
Title:	President, Exchange Listed Funds Trust	Title:	Senior Vice President
Date:	03/26/2026	Date:	3/27/2026

EXHIBIT A

Custody Agreement

Separate Series of Exchange Listed Funds Trust

Name of Series

xETFs BMNR Daily Income ETF

xETFs COIN Daily Income ETF

xETFs HOOD Daily Income ETF

xETFs MSTR Daily Income ETF

xETFs NVDA Daily Income ETF

xETFs PLTR Daily Income ETF

xETFs TSLA Daily Income ETF

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